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                                                                  Exhibit 10.18



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-------------------------------------------------------------------------------


                                 LEASE AGREEMENT

                                     BETWEEN


                 WHVPW REAL ESTATE LIMITED PARTNERSHIP, AS LANDLORD,
                                       AND


                       CTI GROUP (HOLDINGS) INC., AS TENANT
                               a Delaware corporation






                               DATED, July 10, 1998

                              TABLE OF CONTENTS


                                                                      Page

1.   LEASE GRANT.....................................................    1

2.   TERM............................................................    1

3.   RENT............................................................    1
        (a) Basic Rent...............................................    1
        (b) Payment..................................................    1
        (c) Operating Costs..........................................    2

4.   DELINQUENT PAYMENT; HANDLING CHARGES............................    4

SECURITY DEPOSIT.....................................................    4
----------------

SECURITY DEPOSIT.....................................................    4

6.   LANDLORD'S OBLIGATIONS..........................................    4
        (a) Services.................................................    5
        (b) Excess Utility Use.......................................    5
        (c) Restoration of Services; Abatement.......................    5
        (d) Landlord's Right to Perform Tenant's Obligations.........    5
        (e) Landlord's Work..........................................    5

7.   IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.................    5
        (a) Improvements; Alterations................................    5
        (b) Repairs; Maintenance.....................................    5
        (c) Performance of Work......................................    6
        (d) Mechanic's Liens.........................................    6

8.   USE.............................................................    7

9.   ASSIGNMENT AND SUBLETTING.......................................    7

        (a) Transfers; Consent.......................................    7
        (b) Cancellation.............................................    8
        (c) Additional...............................................    8

10.  INSURANCE; WAIVERS; SUBROGATION; INDEMNITY......................    8

        (a) Insurance................................................    8
        (b) Waiver of Negligence; No Subrogation.....................    9
        (c) Indemnity................................................    9

11.  SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.......   10

        (a) Subordination............................................   10
        (b) Attornment...............................................   10
        (c) Notice to Landlord's Mortgagee...........................   10
        (d) Landlord's Mortgagee's Protection Provisions.............   10

12.  RULES AND REGULATIONS...........................................   11

13.  CONDEMNATION....................................................   11

        (a) Total Taking.............................................   11
        (b) Partial Taking - Tenant's Rights.........................   11
        (c) Partial Taking - Landlord's Rights.......................   11
        (d) Award....................................................   12

14.  FIRE OR OTHER CASUALTY..........................................   12

        (a) Repair Estimate..........................................   12
        (b) Landlord's and Tenant's Rights...........................   12
        (c) Landlord's Rights........................................   12
        (d) Repair Obligation........................................   13

15.  PERSONAL PROPERTY TAXES.........................................   13

16.  EVENTS OF DEFAULT...............................................   13

17.  REMEDIES........................................................   14

18.  PAYMENT BY TENANT; NON-WAIVER...................................   15

        (a) Payment by Tenant........................................   15
        (b) No Waiver................................................   15

19.  LANDLORD'S LIEN.................................................   15

20.  SURRENDER OF PREMISES...........................................   15

21. HOLDING OVER............................................   15

22. CERTAIN RIGHTS RESERVED BY LANDLORD.....................   16

23. SUBSTITUTION SPACE......................................   16

24. MISCELLANEOUS...........................................   16
    (a) Landlord Transfer...................................   16
    (b) Landlord's Liability................................   16
    (c) Force Majeure.......................................   17
    (d) Brokerage...........................................   17
    (e) Estoppel Certificates...............................   17
    (f) Notices.............................................   17
    (g) Separability........................................   17
    (h) Amendments; and Binding Effect......................   17
    (i) Quiet Enjoyment.....................................   18
    (j) No Merger...........................................   18
    (k) No Offer............................................   18
    (l) Entire Agreement....................................   18
    (m) Waiver of Jury Trial................................   18
    (n) Governing Law.......................................   18
    (o) Joint and Several Liability.........................   18
    (p) Financial Reports...................................   18
    (q) Landlord's Fees.....................................   19
    (r) Telecommunications..................................   19
    (s) General Definitions.................................   19
    (t) Confidentiality.....................................   19
    (u) Hazardous Materials.................................   19
    (v) List of Exhibits....................................   20

25. Other Provisions........................................   20


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                 LIST OF DEFINED TERMS

Additional Rent.....................................................     1
Affiliate...........................................................    18
Basic Rent..........................................................     1
Building............................................................     1
Building's Structure................................................     4
Casualty............................................................    10
Collateral..........................................................    14
Damage Notice.......................................................    10
Event of Default....................................................    11
Hazardous Materials.................................................    18
including...........................................................    18
Interest Rate.......................................................     3
Landlord............................................................     1
Landlord's Mortgagee................................................     9
Law.................................................................    18
Laws................................................................    18
Lease...............................................................     1
Loss................................................................     8
Operating Costs.....................................................     2
Operating Costs and Tax Statement...................................     3
Permitted Use.......................................................     6
Premises............................................................     1
Proportionate Share.................................................     3
Rent................................................................     1
Taking..............................................................    10
Taxes...............................................................     3
Tenant..............................................................  1,12
Tenant Party........................................................    18
Transfer............................................................     6
UCC.................................................................    14

                                  LEASE

     THIS LEASE AGREEMENT (this "Lease") is entered into as of July 10, 1998, between WHVPW Real Estate Limited Partnership, a Delaware limited partnership ("Landlord"), and CTI Group (Holdings), Inc., a Delaware Corporation ("Tenant").

     1. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, Building B (the "Premises") as depicted in the plan attached as Exhibit A in the office building (the "Building") located at 2550 Eisenhower Avenue, Norristown, PA 19403, known as Pinebrook II. The land on which the Building is located is described on Exhibit B. The term "Building" includes the related land, driveways, parking facilities, and similar improvements.

     2. Term

        (a) The term of this Lease shall be five (5) years and six (6) months, commencing as of the Commencement Date (as hereinafter defined) and expiring at 5:00 p.m., on the date that is the last day of the sixth month of the sixth year following the Commencement Date;

        (b) the "Commencement Date" as used herein shall mean July 25, 1998. Notwithstanding anything to the contrary contained herein, Landlord hereby agrees to allow Tenant possession of the premises 5 days prior to the Commencement Date (the "Occupancy Date") on the terms and conditions contained in this Lease, provided, however, that Tenant's obligation to pay Fixed Rent and Additional Rent shall not commence until the Commencement Date.

     3. Rent.

        (a) Basic Rent. "Basic Rent" (herein so called) shall be the following amounts for the following periods of time:

            Time Period                          Monthly Basic Rent

            Months  1-12                         $ 3,599.75
            Months 13-24                         $ 4,340.88
            Months 25-36                         $ 5,082.00
            Months 37-48                         $ 5,293.75
            Months 49-66                         $ 5,505.50

        (b) Payment. Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively, the "Rent"), without deduction or set off, at Landlord's address provided for in this Lease or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, shall be payable monthly in advance, and shall be accompanied by all applicable state and local sales or use taxes. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic

             Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

         (c) Operating Costs

             (1) Tenant shall pay an amount (per each rentable square foot in the Premises) ("Additional Rent") equal to the Tenant's Proportionate Share (defined hereunder) of the Operating Costs (defined below). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year of part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, and amount equal to the estimated Additional Rent for such calendar year or part thereof dividend by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

             (2) The term "Operating Costs" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs:
                 (A) wages and salaries (including management fees) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section 3.(c); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including without limitation, alarm service, window cleaning, elevator maintenance, and snow removal, if any).

     Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 3.(c)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (viii) Taxes (defined below), and (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building.

            (3) Tenant shall also pay an amount equal to its Proportionate
                Share of Taxes (defined below) for each year and partial year falling within the Term. Tenant shall pay its Proportionate Share of Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs. "Taxes" shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building.

            (4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 3.(c)(4), and of the Taxes for the previous year (the "Operating Costs and Tax Statement"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual Additional Rent for the year for which such statement was prepared or more than its actual Share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Additional Rent, or Share of Taxes, then Tenant shall promptly pay Landlord such deficiency.

            (5) As used herein, Tenant's "Proportionate Share" shall be
                8.95%, which is the percentage obtained by dividing the rentable square feet of area in the Premises, which is stipulated to be 5,082 rentable square feet, by the total number of square feet of area in the Building, which is stipulated to be 56,765 rentable square feet.

     4. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of 12% per annum (the "Interest Rate") or the maximum lawful rate of interest; additionally, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 4 or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest.

     5. Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord $5,050.00 (the "Security Deposit"), which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 16). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

     6. Landlord's Maintenance Obligations

     (a) Landlord's Obligations. This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to the replacement of the Building's roof and maintenance of the foundation and structural members of exterior walls (the "Building's Structure"); Landlord shall not be responsible for (1) any such work until Tenant notifies Landlord of the need therefor in writing or (2) alterations to the Building's Structure required by applicable law because of Tenant's use of the Premises (which alterations shall be Tenant's responsibility). The Building's Structure does not include skylights, windows, glass or plate glass, doors, special fronts, or office entries, all of which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible for under this Lease shall be limited to the cost of performing the work.

     (b) Landlord's Right to Perform Tenant's Obligations. Landlord may, at its option, perform Tenant's maintenance, repair, and replacement obligations and any other items that are Tenant's obligation pursuant to Section 7 if Tenant fails to do so within five (5) days of the date Tenant receives notice of the necessity to perform such maintenance, repair, or replacement. Tenant shall reimburse Landlord for the cost incurred in so doing within ten (10) days after being invoiced therefor.

    7. Improvements; Alterations; Repairs; Maintenance

       (a) Improvements; Alterations. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, or improvements made in or upon the Premises shall, at Landlord's option, either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain on the Premises at the end of the Term without compensation to Tenant. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law.

       (b) Repairs; Maintenance. Tenant shall maintain all parts of the Premises in a good condition and promptly make all necessary repairs and replacements to the Premises, excepting only that work which Landlord is expressly responsible for pursuant to Section 6.(a). Tenant shall maintain the HVAC plumbing, electrical, and mechanical systems in the Premises in good repair and condition in accordance with applicable law and the equipment manufacturer's suggested service programs.

       (c) Performance of Work. All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Premises, the Building, or the components thereof.

       (d) Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. Is such a lien is filed, then Tenant shall, within thirty days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term of this Lease, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing contained herein shall be deemed as consent by Landlord to any liens being placed upon the Building due to any work performed by or for Tenant.

        (e) Utilities. Tenant shall obtain and pay for all gas, electricity, heat, telephone, sprinkler charges and other utilities and services used at the Premises (other than water and sewer service which is included in Operating Costs), together with all taxes, penalties, surcharges, and maintenance charges pertaining thereto. Landlord may, at Tenant's expense, separately meter and bill Tenant directly for its use of utility services. Landlord shall not be liable for any interruption or failure of utility service to the Premises unless caused by Landlord's affirmative acts or gross negligence. Any amounts payable by Tenant under this Section shall be due within ten (10) days after Landlord has invoiced Tenant therefor.

        (f) Landlord, at Tenant's sole cost and expense, shall maintain the HVAC, or, at Landlord's discretion, shall enter into a preventative maintenance/service contract, on behalf of Tenant, with a contractor for servicing all air conditioning, heating, ventilating and other equipment located within or serving the Premises. Any amounts payable by Tenant under this Section shall be due within ten (10) days after Landlord has invoiced Tenant therefor.

     8. Use. Tenant shall continuously occupy and use the Premises only for general office use (the "Permitted Use") and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises.The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any hazardous materials or substances. If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

     9. Assignment and Subletting.

        (a) Transfers; Consent. Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 9.(a)(1) through 9.(a)(6) being a "Transfer"). If Tenant requests Landlord's consent to a transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee
            (A) is creditworthy, (B) has a good reputation in the business community, (C) does not engage in business similar to those of other tenants in the Building, and (D) is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $750 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. Notwithstanding the foregoing, Tenant may assign its interest in this Lease to an Affiliate (as hereinafter defined) of Tenant without Landlord's prior written consent, provided that Tenant promptly notifies Landlord thereof after such assignment or subletting. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, any collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

        (b) Cancellation. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, Tenant shall have 5 days after notice from Landlord thereof within which to withdraw its request for consent to an assignment or subletting in writing to Landlord. In the event that Tenant does not so withdraw its request, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

        (c) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

    10. Insurance; Waivers; Subrogation; Indemnity.

        (a) Insurance. Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000 per occurrence with $5,000,000 in the aggregate or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises, (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder, (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord, and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. Landlord represents that Landlord shall maintain hazard insurance for the full replacement value of the Building throughout the Term of this Lease.

         (b) Waiver of Negligence; No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

         (c) Indemnity. Subject to Section 10.(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, cause of action, suits, judgments, damages, and expenses (including attorney's fees) arising from (1) any Loss arising from any occurrence on the Premises (other than any Loss arising out of a breach of Tenant's obligations under Section 24.(u), which shall be subject to the indemnity in such section) or (2) Tenant's failure to perform its obligations under this Lease even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the gross negligence of Landlord or its agents). Subject to
             Section 10.(b), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence in the Building's common areas (other than a Loss arising from the negligence of a Tenant Party). The indemnities set forth in this Section 10.(c) shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

     11. Subordination; Attornment; Notice to Landlord's Mortgagee.

         (a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a "Landlord's Mortgagee"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

         (b) Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon party's request, and shall execute such agreements confirming such attornment as such party may reasonably request, provided the same do not materially change, alter or amend the terms and provisions of this Lease.

         (c) Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant in writing, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

         (d) Landlord's Mortgagee's Protection Provisions. If the Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid form more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee;
             (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

    12. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit D. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes will not unreasonably interfere with Tenant's use of the Premises.

Landlord shall use reasonable efforts to give Tenant notice of any change in such rules and regulations; however, no failure on the part of Landlord to give Tenant notice of any such change in the rules and regulations shall affect Tenant's obligations under this Section 12. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

    13. Condemnation.

        (a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the transfer of possession.

        (b) Partial Taking - Tenant's Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

        (c) Partial Taking - Landlord' Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 13.(b).

        (d) Award. If any Taking occurs then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

    14. Fire or Other Casualty.

        (a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

        (b) Landlord's and Tenant's Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 210 days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 14(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair.

        (c) Landlord's Rights. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

        (d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, alterations, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

    15. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of lien or other cloud on Landlord's title to the Building or of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

    16. Events of Default. Each of the following occurrences shall be an "Event of Default":

        (a) Tenant's failure to pay Rent within five days after Landlord has delivered notice to Tenant that the same is due, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 16(a) on more than one occasion during the twelve (12) months interval preceding such failure by Tenant;

    (b) Intentionally deleted;

    (c) Tenant fails to provide any estoppel certificate within the time period required under Section 24(e) and such failure shall continue for 10 days after written notice thereof from Landlord to Tenant;

    (d) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof, however, if such failure is not cured within such 30-day period and Tenant commences to cure such failure within such 30 day period, and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default unless it is not fully cured within an additional
        30 days after the expiration of the 30-day period, and

    (e) The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 16(e), any guarantor of Tenant's obligations hereunder)(1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law, (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

    17. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, including the right to seek specific performance of Tenant's obligation's under this Lease, take any of the following actions:

        (a) Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 18(a) and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Northeast Edition, in its listing of "Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for each period, similarly discounted;

        (b) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 18(a) and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all out-of-pocket costs incurred by Landlord in reletting the Premises. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term, rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 17(b). If Landlord elects to proceed under this Section 17(b), it may at any time thereafter elect to terminate this Lease under Section 17(a); or

        (c) Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

        (d) Tenant agrees that this Lease sets forth all notices that Landlord may be required to give in connection with the exercise of remedies and waives any and all further notices of default, termination, to quit or otherwise that may be required under any present or future laws.

        (e) Landlord shall have the right to confess judgment against Tenant as provided more specifically in Exhibit E.

    18. Payment by Tenant; Non-Waiver.

        (a) Payment by tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorney's fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and

            (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of Commonwealth of Pennsylvania shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

        (b) No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

    19. Intentionally deleted.

    20. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) expected, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant, and shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 20 shall survive the end of the Term.

    21. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent equal to the greater of (a) 150% of the daily Basic Rent payable during the last month of the Term, or (b) 125% of the prevailing rental rate in the Building for similar space. The provisions of this Section 21 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorney's fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

    22. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

        (a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangements and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building.

        (b) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

        (c) To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last 12 months of the Term, tenants.

    23. Substitution Space. Landlord may, at Landlord's expense, relocate Tenant within the Building or to another building of like quality within 3 miles of the Building to space which is comparable in size, utility and condition to the Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, and supplies from the Premises to the relocation space and for reprinting Tenant's stationery of the same quality and quantity as Tenant's stationery supply on hand immediately before Landlord's notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of the Lease shall remain in full force and shall apply to the relocation space. Notwithstanding anything contained to the contrary herein, Landlord may not relocate Tenant within the last 12 months of the Term.

    24. Miscellaneous.

        (a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder, provided that the assignee assumes Landlord's obligations hereunder in writing.

        (b) Landlord's Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord (and its partners, shareholders or members) in the Building, and Landlord shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

        (c) Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

        (d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Trammell Crow NE, Inc. and CB Commercial Group, whose commission shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

        (e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord, or Landlord's Mortgagee, may reasonably request.

        (f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified next to their signature block, (2) hand delivered to the intended address, or (3) sent by prepaid facsimile transmission or telex followed by a confirmatory letter. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

        (g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

        (h) Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by a party to this Lease unless such waiver is in writing signed by such party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of either party to insist upon the performance by the other in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

        (i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

        (j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

        (k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

        (l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

        (m) Waiver of Jury Trial. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

        (n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

        (o) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

        (p) Financial Reports. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, and (3) if required by court order.

        (q) Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within 10 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

        (r) Telecommunications. Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent which shall not be unreasonably withheld.

        (s) General Definitions. The following terms shall have the following meanings: "Laws" means all federal, state, and local laws, rules and regulations, all court orders, all governmental directives and governmental orders, and all restrictive covenants affecting the Property, and "Law" means any of the foregoing; "Affiliate" means any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question, "Tenant Party" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any agents, contractors, employees, invitees of the foregoing parties, and "including" means including, without limitation.

        (t) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not, other than as set forth herein, be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent which shall not be unreasonably withheld. Landlord hereby agrees that Tenant shall have the right to disclose the terms and conditions of this Lease in its filings with the Securities and Exchange Commission (the "SEC") pursuant to SEC regulations. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

        (u) Hazardous Materials. The term "Hazardous Materials" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment (including without limitation any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.) any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection), or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. The provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Material at the time of its use by Tenant but shall thereafter be deemed to be a Hazardous Material. Tenant shall not use, generate, manufacture, refine, transport, treat, store, or dispose of, or otherwise permit to be present Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 24.(u), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage, manufacture, refinement, transport, treatment or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord, Landlord's representatives and agents, and Landlord's Mortgagee from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 24.(u). This indemnity provision shall survive termination or expiration of the Lease.

        (v) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

              Exhibit A - Outline of Premises
              Exhibit B - Legal Description of Building
              Exhibit C - Tenant Finish-Work: As Is
              Exhibit D - Building Rules and Regulations

             Exhibit E     -      Confession of Judgment
             Exhibit F     -      Renewal Option
             Exhibit G     -      Parking

     25.  Other Provisions.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

                  [Remainder of page intentionally left blank]

Dated as of the date first above written.

                               TENANT:

                               CTI GROUP (HOLDINGS) INC., a Delaware
                               corporation

                               By: /s/ Mark H. Daugherty
                                  -----------------------------------
                               Name:  Mark H. Daugherty
                                     ---------------------------------
                               Title: CFO
                                     --------------------------------
                               Address:
                               c/o CTI Data Solutions
                               901 S. Trooper Road
                               Valley Forge, PA 19482
                               Attn:  Mark Daugherty
                               Telecopy:  (  )


                               LANDLORD:

                               WHPVW REAL ESTATE LIMITED
                               PARTNERSHIP, a Delaware limited partnership

                               By WHVPW Gen-Par, Inc., a Delaware corporation,
                                 General Partner

                               By: /s/ Stephen M. Abelman
                                  -----------------------------------
                               Name:  Stephen M. Abelman
                                    ---------------------------------
                               Title: Assistant Vice President
                                     --------------------------------
                               Address:
                               c/o Archon Group, L.P.
                               1275 K. Street
                               N.W., Suite 900
                               Washington, D.C. 20005
                               Attention: Asset Manager
                               Telecopy:  202-216-5803

                               With a copy to:
                               Archon Group, L.P.
                               600 Las Colinas Boulevard
                               Suite 1900
                               Irving, Texas 75039
                               Attention: Asset Manager
                               Telecopy:  (972)830-7600

                                  EXHIBIT A



                             [OUTLINE OF PREMISES]

                                  [Graphic]

                                  EXHIBIT B

                       [LEGAL DESCRIPTION OF BUILDING]

                                  EXHIBIT "B"
                                  -----------

                               Legal Description
                           Pinebrook Business Center
                            2550 Eisenhower Avenue
                                 Norristown, PA


     BEGINNING point in the intersection of the center line of Jefferson wvenue and the center line of Eisenhower Avenue a corner of lands now or late of Pepper; thence extending along said land North forty two degrees East, four hundred feet to a corner of lands now or late of Extracorporeal; thence extending along said land South forty eight degrees East, seven hundred nine and fifty one-hundredths feet to a point, a corner of lands now or late of Valley Forge Corporate Center; thence extending along said land South forty two degrees West, four hundred feet to a point in the center line of Eisenhower Avenue; thence extending along said Eisenhower Avenue North forty eight degrees West, seven hundred nine and fifty one-hundredths feet to the first mentioned point and place of beginning.

     Together with all rights and easements now or hereafter created which are appurtenant to the Land;

     Together with all right, title and interest of Lessor, including any after acquired title or interest, in all other ways, easements, streets (including the bed of any street), utility or other service easements in any way appertaining to the Land;

     Together will all buildings now or hereafter erected on the Land; and

     Together with the right and easement, to the extent required by Lower Providence Township, over any easements created or retained by Lessor, for the installation, maintenance, replacement and operation of storm water drainage facilities.

     Reserving, however, to Lessor, its successors and assigns the right, to be exercised upon written notification to Lessee and the satisfaction by Lessor of the conditions contained in Section 24 hereof, to obtain, without the consent of Lessee, a subdivision of approximately 39,000 square on the east end of the Land as shown on the above-described Land Title Plan, exclude such property from this Lease and release such property from any mortgage or other lien thereon which exists by reason of this Lease.

     Also reserving, however, to Lessor, its successors and assigns a utility and service easement fifteen (15) feet wide inside and along the north and west property lines and the future eastern property line (as such line may be created through Lessor's right to resubdivide the Land pursuant to Section 24 hereof), and that portion of the Land located within the right-of-way lines of Eisenhower Avenue, provided any such utilities are installed below ground and Lessor, or its successors or assigns, restores any landscaping or improvements to their condition prior to the commencement of Work.

                                  EXHIBIT C
                                  ---------


                           TENANT FINISH-WORK: AS IS

     Tenant hereby accepts the Premises in their "AS IS" condition, and Landlord shall have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated or reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Before Tenant may occupy the Premises to conduct its business therein, Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy from the appropriate governmental authority for the Premises. Notwithstanding anything to the contrary contained herein, Landlord agrees that it shall clean the carpeting in the Premises prior to the Occupancy Date.

                                   EXHIBIT D
                                   ---------

                        BUILDING RULES AND REGULATIONS

     The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building other than as specifically approved by Landlord in writing. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Building without the prior written consent Landlord. Except as consented to in writing by Landlord or in accordance with Tenant's building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.

     4. Landlord shall provide all door locks in Premises, at the cost of Tenant, and Tenant shall not place any additional door locks in its Premises without Landlord's prior written consent. Landlord shall furnish to Tenant a reasonable number of keys to Tenant's Premises, at Tenant's cost, and Tenant shall not make or have made a duplicate thereof. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant shall deliver to Landlord upon termination of its tenancy, the keys to all locks for doors on the Premises and in the event of loss of any keys furnished by Landlord, shall pay Landlord therefor.

     5. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

     6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or materials shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant.

     7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the expense of Tenant.

     8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about Tenant's Premises. No portion of Tenant's Premises shall at any time be used or occupied as sleeping or lodging quarters.

     9. Tenant shall cooperate with Landlord's employees in keeping its Premises neat and clean. Tenant shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

     10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

     11. Tenant shall not use or keep in the Premises any toxic or hazardous materials, or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of improper, objectionable or unpleasant noise, odors, or vibrations or otherwise interfere in any way with other tenants or persons having business with them.

     12. No machinery of any kind (other than normal office equipment) shall be operated by Tenant on its leased area without Landlord's prior written consent, nor shall Tenant use or keep in the Building any flammable or explosive fluid or substance.

     13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from Tenant's Premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

     14. No vending or dispensing machines of any kind may be maintained in the Premises without the prior written permission of Landlord.

     15. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like. Landlord hereby grants Tenant permission to place one water cooler and not more than three vending machines in the Premises for use by Tenant's employees and guests only.

     16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, if any, one vehicle to each space. Tenant shall not leave vehicles in the Building parking areas overnight, or park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven, non-motor driven bicycles, or four wheel drive trucks. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot". Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

                         EXHIBIT E
                         ---------

                   CONFESSION OF JUDGMENT

    LANDLORD SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH TENANT, FOR POSSESSION OF THE PREMISES AND/OR FOR MONIES OWED TO LANDLORD:

    1. If Rent or any charges hereby reserved as Rent, or damages by reason thereof, or any other sum due and payable in connection with this Lease, including without limitation any late fees or interest accrued or accruing thereon, and any reimbursement for attorney fees owed by Tenant shall remain unpaid on any day when the same is due beyond any applicable grace period (if any), whether prior to or after the termination or expiration of this Lease, Tenant hereby empowers any Prothonotary, Clerk of Court or attorney of any court of record to appear for Tenant in any and all actions which may be brought for any amount so due and payable by Tenant to LandLord, or any portions thereof, or for amounts agreed to be paid by Tenant, and to confess judgment against Tenant in any competent court for the recovery of Rent or other charges, payments, costs and expenses. In such suits or actions, Tenant empowers such Prothonotary, Clerk of Court or attorney to confess judgment against Tenant for all or any part of the Rent specified in this Lease and then unpaid or any other amount due, including without limitation, at Landlord's option, the Rent for the entire unexpired balance of the term of this Lease, and for interest and costs, together with an attorney's commission equal to the greater of $2,000.00 or 5% of the amount so confessed. Such authority shall not be exhausted by one exercise thereof, but judgement may be confessed as aforesaid from time to time as often as any Rent or any other amount payable by Tenant shall fall due or be in arrears, including without limitation for the same sums due and payable as previously confessed if and to the extent that a previous confession of judgment shall be stricken or otherwise invalidated without a final decision on the merits of the claim. Such powers may be exercised as well after the expiration of the original Term, during any extension or renewal, and/or after the termination of this Lease.

    2. When this Lease shall be terminated by reason of a default by Tenant or any other reason whatsoever, either during the original Term of this Lease or any renewal or extension thereof, and also when the term hereby created on any extension thereof shall have expired, it shall be lawful for any attorney as attorney for Tenant to confess judgment in ejectment in any competent court against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Premises, for which this Lease shall be Landlord's sufficient warrant. Upon such confession of judgment for possession, if Landlord so desires, a writ of execution or of possession may issue forthwith, without any prior writ or proceedings whatsoever. If for any reason after such action shall have been commenced, the same shall be determined and the possession of the Premises shall remain in or be restored to Tenant, then Landlord shall have the right upon any subsequent or continuing default or defaults, or after expiration of the Lease, or upon the termination of this Lease as set forth above, to confess judgment in ejectment against Tenant as set forth above to recover possession of the Premises.

    3. In any action in ejectment and/or for Rent in arrears or other amount due and payable by Tenant to Landlord, Landlord shall cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence. If a true copy of this Lease shall be filed in such action (and of the truth of the copy such affidavit shall be sufficient evidence), it shall not be necessary to file the original Lease as a warrant of attorney, any rule of court, custom or practice to the contrary not withstanding.

    4. Tenant expressly agrees, to the extent not prohibited by law, that any judgment, order or decree entered against it by or in any court or magistrate by virtue of the powers of attorney contained in this Lease shall be final, and that Tenant will not take an appeal, certiorari, writ of error, exception or objection to the same, or file a motion or rule to strike off or open or to stay execution of the same, and releases to Landlord and to any and all attorneys who may appear for Tenant all errors in the said proceedings and all liability therefor.

    5. The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease herein provided for, at the option of any assignee of this Lease, may be exercised by any assignee of Landlord's right, title and interest in this Lease in Tenant's own name, notwithstanding the fact that any or all assignments of said right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 23, 1715, 1 Sm. L. 94, and all supplements and amendments thereto that have been or may hereafter be passed. Tenant hereby expressly waives the requirements of said Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

     TENANT UNDERSTANDS THAT IN GRANTING THESE RIGHTS TO CONFESS JUDGMENT, TENANT WAIVES ITS RIGHTS TO NOTICE AND HEARING BEFORE ENTRY OF JUDGMENT AND EXECUTION ON THAT JUDGMENT. TENANT HAS DISCUSSED THE MEANING AND AFFECT OF THESE CONFESSION OF JUDGMENT PROVISIONS WITH ITS OWN INDEPENDENT COUNSEL, OR HAS HAD REASONABLE OPPORTUNITY TO DO SO.



                               LANDLORD:

                               WHVPW REAL ESTATE LIMITED PARTNERSHIP
                                a Delaware limited partnership
                                By: WHVPW Gen-Par, Inc., a Delaware corporation,
                                    General Partner

                                By:   /s/ Stephen Abelman
                                      -----------------------
                               Name:  Stephen Abelman
                                      ---------------------
                               Title: Asst. Vice President
                                      --------------------


                               TENANT:

                               CTI GROUP (HOLDINGS) INC.

                                By:   /s/ Mary Ann Davis
                                      -----------------------
                               Name:  Mary Ann Davis
                               Title: Corporate Secretary

                                 EXHIBIT F


                               RENEWAL OPTION

     Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one additional period of five years, by delivering written notice of the exercise thereof to Landlord not later than 9 months before the expiration of the Term. On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

     (a) The Basic Rent payable for each month during each such extended Term shall be the prevailing rental rate, at the commencement of such extended Term, for space of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account, provided, however, that the Basic Rent payable during such extended term shall be at least equivalent to the Basic Rent payable during the final month of the term of this Lease;

     (b) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

     (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

     Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

     Within ten (10) days after receipt of Tenant's notice to renew, Landlord shall send written notice to Tenant of "prevailing rental rates" and shall advise Tenant of the required increase or adjustment to the Basic Rent, if any, and the other terms and conditions offered. If Tenant disagrees with Landlord's determination of "prevailing rental rates," Tenant may, but only within ten (10) days after receipt of Landlord's notice, require by written notice to Landlord that the determination of "prevailing rental rates" be made by brokers. In such event, within ten (10) days thereafter, each party shall select a qualified commercial real estate broker with at least ten (10) years experience in appraising property and buildings in the city or sub-market in which the Premises are located. The two brokers shall give their opinion of prevailing rental rates and other terms within twenty (20) days after their retention. In no event, however, shall the Minimum Rent in the renewal term be less than the then current Basic Rent rate per rentable square foot in effect hereunder. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding twenty (20) day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five (5) days) choose either the determination of Landlord's broker or

Tenant's broker and such choice of this third broker shall be final and binding on Landlord and Tenant unless, within five (5) days thereafter, Tenant in writing notifies Landlord that Tenant withdraws its notice to renew. Each party shall pay its own costs for its real estate broker. The parties shall equally share the costs of any third broker. The parties shall immediately confirm the renewal term, Basic Rent and terms and conditions so determined, in writing.

                                EXHIBIT G

                                 PARKING

     Tenant may use 23 undesignated parking spaces in the parking garage/area associated with the Building (the "Parking Area") during the initial Term subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area.